As filed with the Securities and Exchange Commission on June 30, 2004
                           Registration No. 333-102931

                        SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              Penn Biotech Inc.
            (Exact name of Registrant as specified in its charter)

British Columbia, Canada                        8731-26                                 N/A
(State or other jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer Identification
incorporation or organization)         Classification Code Number)                    Number)

                    Penn Biotech Inc. 2004 Stock Option Plan
        Penn Biotech  Inc. employee incentive and consultants compensation
                           (Full Title of the Plans)

                                 Jai Woo Lee
                           President and Director
                      16th Floor, 543 Granville Street
                  Vancouver, British Columbia, Canada V6C 1X8
                               604 647 0044
           (Name, address and telephone number of agent for service)



                                      CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF      AMOUNT TO
   SECURITIES TO BE            BE                  PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
      REGISTERED            REGISTERED          OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE  REGISTRATION FEE
--------------------------------------------------------  -------------  -----------------------------------------
Common stock, without
No  value:
$0.0006 paid in per share    2,675,000 shares          1.20                     US$3,210,000             US$406.39

Common stock, without
No  value:
$0.0006 paid in per share    3,000,000 shares          1.50                     US$4,500,000             US$570.15


(1) The maximum number of shares of Common Stock issuable upon awards to be granted under the Penn Biotech Inc. 2004 Stock Option Plan amounts to 2,675,000 shares, and are being registered under this Registration Statement and for which a registration fee is being paid. In addition 3,000,000 of additional shares may be offered and issued to employees or consultants in lieu of cash compensation.

(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated based upon the price at which the stock options may be exercised. An aggregate of 5,675,000 shares are being registered hereby, of which 2,675,000 shares are under option at an exercise price of $1.20 per share ($3,210,000 in the aggregate). The remainder of such shares, consisting of 3,000,000 shares to be awarded as employee incentive and consultant compensation, are being registered based upon the anticipated average of the high and low prices of the Common Stock of the Registrant as quoted on the Nasd OTC:BB, and expected to be in the range of $1.50 per share ($4,500,000 in the aggregate), for a total offering of $7,710,000.

This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

*This Registration Statement relates to the registration of 5,675,000 shares of Penn Biotech Inc. (the "Company" or "Registrant") common stock, of no par value per share (the "Common Stock") issuable to consultants, employees, officers and directors of the Registrant or its subsidiaries as compensation for services in accordance with the Company's 2004 Stock Option Plan under which 2,675,000 shares are issuable. A further 3,000,000 shares are issuable as employee incentive consultant compensation (together, the "Plans"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on May 27, 2003 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained at the Commission's web sight at http://www.sec.gov/edgar/searchedgar/companysearch.html


The following documents filed by the Company are incorporated in this Registration Statement by reference:

(a) The Company's 6K filings as filed with the Commission May 21, 2004, April 16, 2004, April 5, 2004, March 17, 2004, March 5, 2004, December 24, 2003,
August 28, 2003 and July 25, 2003 ;

(b) The description of the Company's securities as contained in the Company's Registration Statement on Form F-1, as filed with the Commission on May 27, 2003.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable

Item 5. Interests of Named Experts and Counsel.

Not Applicable

Item 6. Indemnification of Directors and Officers.

Part 5, Division 5 of the Business Corporations Act of British Columbia describes those circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities as such.

Part 22 of the Articles of Incorporation of the Company requires indemnification of directors, officers, employees or agents of the Company to the full extent permissible under British Columbia law.

The registrant believes that these provisions assist the registrant in, among other things, attracting and retaining qualified persons to serve the registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the registrant and effectively reduce the ability of stockholders to sue on behalf of the registrant because certain suits could be barred or amounts that might otherwise be obtained on behalf of the registrant could be required to be repaid by the registrant to an indemnified party.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify the person against such liability under the provisions of the Articles of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable

Item 8. Exhibits.

For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To  include  any  prospectus  required  by Section 10(a)(3) of the 1933 Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver in the Province of British Columbia, on the 2nd day of June 2004.

                                                               Penn Biotech Inc.

                                                         By:      /s/Jai Woo Lee
                                                                     Jai Woo Lee
                                                          President and Director
                                                (Duly Authorized Representative)

                                POWER OF ATTORNEY

We, the undersigned directors and officers of Penn Biotech Inc., do hereby severally constitute and appoint Jai Woo Lee as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Jai Woo Lee may deem necessary or advisable to enable Penn Biotech Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the registrant, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Jai Woo Lee shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.

/s/Hye Kyung Kim
Hye Kyung Kim
Secretary and Director

Date: June 29, 2004

/s/Craig Auringer
Craig Auringer
Director


Date: June 29, 2004



INDEX TO EXHIBITS

Exhibit                                              Description

4.1                                 Penn  Biotech  Inc.  2004  Stock Option Plan

4.3 Form of Stock Option Agreement to be entered into with respect to Stock Options under the Stock Option Plan

5.1 Opinion of Laura Anthony, of Legal and Compliance, LLC as to the validity of the Common Stock being registered

23.1                                Consent  of  Pannell Kerr Forster, Chartered
                                    Accountants

Exhibit 4.1
Penn Biotech Inc. 2004 Stock Option Plan

Section 1. Purpose.

The purpose of the Penn Biotech Inc ("PBI") 2004 Stock Option Plan (the "Plan") is to promote the interests of PBI, its Subsidiaries (PBI and its Subsidiaries, collectively, the "Company"), and its stockholders by (a) providing incentives for executives and other key employees of the Company, and non-employee Directors of PBI, (b) encouraging stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Company, and (c) aiding in attracting and retaining individuals of the calibre necessary for the Company's continued growth and profitability.

Section 2. Definitions.

For purposes of the Plan, the following terms shall have the meanings set forth below:
a) "Award" or "Awards" means an award or grant of Stock Options made to a Participant under Section 4 of the Plan.
b) "Board" means PBI's Board of Directors.
c) A "Change-of-Control" shall be deemed to have occurred if (i) PBI shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned directly or indirectly in the aggregate by the former PBI stockholders as the same shall have existed immediately prior to such merger or consolidation, (ii) PBI shall sell all or substantially all of its assets to another corporation or other entity which is not a wholly owned Subsidiary or an affiliate of PBI, or (iii) a person, within the meaning in Section

3(a)(9) or of Section 13(d)(3) of the Exchange Act (as in effect on the date hereof), shall acquire 50% or more of PBI's outstanding voting securities (whether directly, indirectly, beneficially or on record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provision of Exchange Act Rule 13d-3(d)(1)(i) (as in effect on the date hereof).

d) "Committee"  means  the  compensation committee of the Board.
e) "Common Stock" means the no par value common stock of PBI, or any equity security of PBI issued in substitution, exchange, or in lieu thereof.
f) "Disability" means disability as determined by the Board in accordance with standards and procedures similar to those that are generally understood
g) "Discretionary Option" means a Stock Option to purchase Common Stock that is granted hereunder to a Participant.
h) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.
i) "Fair Market Value" means on any given date, the closing price of the Common Stock as quoted on the exchange or quotation system where the securities of the Company are offered for trading for the date in question. If no sales of Common Stock were made on that date, the closing price of a share of Common Stock as reported for the preceding day on which sales of Common Stock were made shall be substituted.
j) "Insider" means a Participant who is subject to the reporting requirements of Exchange Act Section 16 with respect to PBI.
k) "Participant" means any person who is employed by the Company or is an Outside Director and who is granted an Award under the Plan.
l) "Retirement" means retirement from active employment with the Company or as a Board member on or after the normal retirement date specified in the Company's retirement plan or such earlier retirement date as approved by the Committee for purposes of this Plan.
m) "Subsidiary" shall mean a subsidiary of PBI, whether now or hereafter existing, and whether direct or indirect.

n) "Termination-for-Cause" means termination of the Participant's employment by the Company by written notice to the Participant, specifying the event relied upon for such termination, due to
(i) the Participant's willful misconduct in respect of his or her duties for the Company, (ii) conviction for a felony or perpetration of a common law fraud,
(iii) failure to comply with applicable laws or corporate policies with respect to the execution of the Company's business operations, (iv) theft, fraud, embezzlement, dishonesty or other conduct which has resulted or is likely to result in economic damage to the Company, or (v) the failure by the Participant to substantially perform the Participant's duties and obligations as determined by his or her supervisor, other than any such failure resulting from the Participant's incapacity due to physical or mental illness.
o) "Vesting" or "vest" means the ability to exercise the stock option at one time or in such installments over the balance of the vesting period as may be provided in the stock option agreement.
p) "Voluntary Termination" means the voluntary termination of a Participant who chooses to cease employment with the Company.

Section 3. Administration.

The portion of the Plan which relates to the grant of Discretionary Options shall be administered by the Board. To administer the Plan, the Board may consider, but is not required to consider, the recommendations of the Committee. The Board is authorized, subject to the provisions of the Plan, to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan, and to make all other determinations necessary or advisable for all the administration of the Plan. The Board may designate persons other than Board members to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Board may not delegate its authority with regard to selection for participation of and the granting of Discretionary Options to persons subject to Exchange Act Section 16(a) and 16(b), except as specified herein. Any determination, decision or action of the Board in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all Participants. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Board, by execution of instruments in writing in such form as approved by the Board ("stock option agreement").

Section 4. Grants.

Grants under the Plan are in the form of Discretionary Stock Options to purchase Common Stock. Discretionary Stock Options are herein called "stock options."
(a) Stock options may be granted from time to time under the Plan for up to 15% of the issued and outstanding shares in the aggregate of Common Stock. Shares which are forfeited back to the Company under the Plan may be reissued under the Plan. Either authorized but unissued shares or reacquired shares may be used for grants. The Company may purchase shares required for this purpose. In no event will the determination of the number of shares available be calculated in a manner inconsistent with applicable laws and regulations as in effect from time to time.
(b) In no event shall a Discretionary Grant be made under the Plan if the total number of shares of Common Stock underlying unexercised outstanding options granted under the Plan exceeds fifteen percent (15%) of the total outstanding Common Stock or would exceed fifteen percent (15%) of the total outstanding Common Stock if such grant was made.

Section 5. Participation.

Employees eligible for Discretionary Options shall be selected by the Board from time to time from among those executives and other key employees of the Company who, in the Board's judgment, are in a position to contribute materially to the Company's success.
(a) No Participant shall have any rights as a stockholder with respect to any Common Stock subject to his or her stock options prior to the date as of which he or she is actually recorded as the holder of the Common Stock covered by such stock options upon PBI's stock records.
(b) Nothing in the Plan or any stock option granted hereunder shall confer upon any employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his or her employment at any time.

Section 6. Conditions of Discretionary Options.

(a) Discretionary Options shall be evidenced by stock option agreements, which shall be subject to the applicable provisions of the Plan and contain such other provisions as the Board shall determine from time to time, such as a defined vesting period with respect to the initial exercisability of the Discretionary Option. A Discretionary Option may be exercised at one time or in installments over the balance of the vesting period as may be provided in the stock option agreement.

(b) The Discretionary Option price per share shall be not less than the Fair Market Value of the Common Stock as of the date each Discretionary Option is granted.
(c) The Board may permit the voluntary surrender of all or a portion of any Discretionary Option to be conditioned upon the granting of a new stock option.
(d) In the event of a Change-of-Control, then notwithstanding any provision of this section or of any provisions of any option agreements to the contrary, all Awards which have not terminated and which are then held by any Participant shall, as of such Change-of-Control, become immediately vested and exercisable without regard to the exercise period specified in any relevant stock option agreement.
(e) PBI's obligation to issue, transfer or deliver Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such issue, transfer or delivery, if deemed necessary or appropriate, (ii) the condition that the Common Stock reserved for issuance, if any, shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange or quotation system on which outstanding shares of the same class may then be listed, and
(iii) all other applicable laws, regulations, rules and orders which shall then be in effect.
(f) If the Board determines that a Participant is incapacitated and unable to exercise the Discretionary Options granted under the Plan and has not designated a legal representative, the Board, in its discretion, may authorize the assignment of the power to exercise such stock options to a fiduciary, legal guardian or other individual whom the Board deems appropriate based on the applicable facts and circumstances. Due consideration shall be given to any such assignment provided by the Participant prior to the incapacity.
(g) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions hereof.

Section 7. Exercise of Awards.

(a) Subject to Sections 6 and 7, each stock option will be exercisable in whole or in part from time to time, prior to its cancellation or termination, by written notice to PBI specifying the number of shares, with respect to which it is being exercised. If any stock option is being exercised, such notice shall be accompanied by payment in full of the purchase price by cash or check or in other form acceptable to the Board, including shares of Common Stock or partly in cash or check and partly in such shares, except that the Board may, from time to time, impose limits and conditions on the use of such shares for payment. The Board may alternatively permit, under such terms and conditions as it may establish from time to time, payment methods for option exercises which will enable a Participant (other than a Participant who, at the time of exercise, is subject to Exchange Act Section 16(b)) to pay the exercise price of a stock option, from the proceeds of t he sale of shares received as a result of the exercise of such stock option, through the delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the stock option and delivery to the Company of the amount of sale or loan proceeds required to pay the exercise price. Certificates for shares to be received upon the exercise of stock options will be delivered in regular course. All fractional shares are payable in cash.
(b) Except as provided in Section 8, a stock option may be exercised during the lifetime of the Participant only by the Participant, and after his or her death by the persons to whom the stock option has been transferred by will or by laws of descent and distribution. Stock options are not otherwise transferable.

Section 8. Termination of Stock Options.
Each stock option will terminate upon the earliest of the following:
(a) The date fixed by the Board when the stock option is granted as set forth in the relevant stock option agreement, not to exceed five years from date of grant.
(b) Three months after voluntary termination of employment (not to exceed the stock option termination date), after which the Participant shall forfeit all rights and Awards for unexercised and nonvested shares under the Plan, except as follows:
(i) If the Participant dies while an employee, vested shares may be exercised by Participant's legal representative within one year from death of Participant, not to exceed the stock option termination date.
(ii) Upon the Participant's Retirement vested shares may be exercised within three years after the date of such Retirement, not to exceed the stock option termination date.

(iii) If the Participant's employment is terminated for Disability or due to a lay-off by the Company, vested shares may be exercised within one year after termination of employment not to exceed the stock option termination date.
(iv) If the Board determines that the stock option may be exercised (whether or not it was fully exercisable) for a longer period of time.
(v) If a Change-of-Control occurs, all stock option shares shall vest immediately, and may be exercised within one year after termination of employment, not to exceed the stock option termination date.
(c) Notwithstanding anything hereinabove to the contrary, if a Participant's employment is terminated by reason of Termination-for- Cause, his or her ability to exercise any stock option shall terminate on the date of such termination of employment. For this purpose, the determination of the Board as to whether a Participant's employment was terminated for reason of Termination-for- Cause is final, conclusive and binding on the Participant and all other respective parties.

Section 9. Adjustments.
In the event of any change in the Common Stock, through the declaration of stock dividends, through recapitalization resulting in stock split-ups or combinations of shares, or as the result of similar events, pro rata adjustment shall be automatically made in the number of shares available for issuance pursuant to the exercise of Options under the Plan, in the number of shares and price per share of all shares subject to outstanding stock options.

Section 10. Amendment and Termination.
The Board may alter, suspend or terminate the Plan. Except as provided in Sections 6 and 9, the Board may not, however, increase the maximum number of shares which may be issued under the Plan in the aggregate, materially increase or decrease the benefits accruing to Participants under the Plan or materially modify the requirements regarding eligibility for participation in the Plan or, without the written consent of the holder thereof, alter or impair any stock option previously granted under the Plan. No stock option may be granted after the termination of the Plan, but stock options previously granted may vest and be exercised in accordance with their terms.

Section 11. Term.
The Plan shall be adopted by the Board effective as of May 1, 2004, subject to approval by the Company's stockholders. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the Plan or May 1, 2014, whichever occurs first.

Section 12. Governing Law.

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the Province of British Columbia and construed in accordance therewith.

Dated: May 1, 2004


Exhibit 4.3

STOCK OPTION AGREEMENT

PURSUANT TO THE  Penn Biotech Inc. 2003 STOCK OPTION PLAN

FOR OFFICERS AND EMPLOYEES

PENN BIOTECH INC.

Stock Option Agreement
Granted Under 2004 Stock Option Plan


Grant of Option

This Stock Option Agreement (the "Agreement") evidences the grant by Penn Biotech Inc. (the "Company") on ____________________ (the "Grant Date") to ___________________________ an employee, officer or director of, or consultant or adviser to, the Company or any of its subsidiaries (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 2004 Stock Option Plan (the "Plan"), a total of ____________ shares (the "Shares") of common stock of the Company (the "Common Stock") at a price of $_____________ per share. Unless earlier terminated, this option shall expire five years from the Grant Date, (the "Final Exercise Date").

Vesting Schedule

(a) Subject to the terms and conditions set forth in this Agreement this option will become exercisable ("vest") as to one-third (1/3) of the Shares one (1) month after the Grant Date, 1/3 of the Shares thirteen (13) months after the Grant Date and one-third (1/3) of the Shares twenty-five (25) months after the Grant Date.
(b) The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent possible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of the option under Section 3 hereof or the Plan.
(c) Upon a Change of Control Event (as defined in the Plan), the number of Shares as to which this option has vested shall be calculated pursuant to
Section 2(a) as though the Grant Date were the date that is two years prior to the Grant Date.

Exercise of Option

a) In order to exercise this option, the Participant shall notify the Company of the Participant's intent to exercise this option, and shall follow the procedures established by the Plan Administrator for exercising stock options under the Plan and provide payment if full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional shares.

b) Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time the option is exercised, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or adviser to, the Company or any of its subsidiaries
(an "Eligible Participant").

c) If the Participant ceases to be an Eligible Participant for ant reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three (3) months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and non-disclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation
d) If the Participant dies or becomes disabled to the extent that they can no longer work prior to the Final Exercise Date while they are an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the death or disability of the Participant by the Participant or the estate of the Participant, provided that (i) this option shall be exercisable only to the extent that this option was exercisable by the participant on the date of death or disability, and (ii) this option shall not be exercisable after the Final Exercise Date.

e) If the Participant, prior to the Final Exercise Date, is discharged for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such dismissal. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform their responsibilities to the Company (including, without limitation, breach by the Participant of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "cause" if the Company determines, prior to or simultaneously with the Participant's resignation, that discharge for "cause" was warranted.
f) If the Participant, prior to the Final Exercise Date, is discharged by the Company for a reason other than "cause" (as defined above), then 100% of all Shares shall be deemed vested as of the termination date. The period of time for exercise of vested options under this paragraph (f) shall be as set forth in paragraph (c) above.

Non-transferability of Option

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall only be exercised by the Participant.

Provisions of the Plan

This option is subject to the provisions of the Plan, a copy of which has been furnished to the Participant with this option


IN WITNESS HEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.



PENN BIOTECH INC.




________________________                              __________________________
Jai Woo Lee, President                                                      Date



Participant's Acceptance

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 2004 Stock Option Plan.




PARTICIPANT



_______________________________                      ___________________________
Name                                                                        Date

_______________________________
Signature

INCENTIVE STOCK OPTION EXERCISE FORM

PURSUANT TO THE PENN BIOTECH INC.  2004 STOCK OPTION PLAN

(Date)

Penn Biotech Inc.
16th Floor, 543 Granville Street
Vancouver, B.C., Canada V6C 1X8

Dear Sir:

The undersigned elects to exercise the Incentive Stock Option to purchase ______ shares of Common Stock of Penn Biotech Inc. under and pursuant to a Stock Option Agreement dated ________________.

Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

                      $                      of cash or check
                        ---------------------
                                             of Common Stock
                        ---------------------
                      $                      Total
                        =====================


The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

Name:
Address:

Social Security Number:

Very truly yours,

Exhibit 5.1

Letterhead of Legal & Compliance, LLC

June 29, 2004

Penn Biotech Inc.
16th Floor, 543 Granville Street
Vancouver, British Columbia
Canada, V6C 1X8


Gentlemen:

Re:    Registration Statement on Form S-8

You have advised us that Penn Biotech Inc. (the "Company"), a British Columbia, Canada corporation, is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") with respect to 2,675,000 shares of common stock of the Company, no par value, , issuable pursuant to the Company's 2004 Stock Option Plan ("Plan") and 3,000,000 such other shares issuable to employees and consultants (collectively, the "Shares") As legal counsel to the Company, you have requested us to furnish you with our opinion as to the legality of such Shares as shall be offered by the Company pursuant to the Plan and the Registration Statement.

We have examined the Company's Articles of Incorporation, and the resolutions of the Company's Board of Directors, with respect to the matters relating to the Plan and the Registration Statement. We have also examined such other corporate records of the Company and the Company's public filings with the Securities and Exchange Commission, as we have deemed relevant and necessary, and have also considered such questions of law, as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have, for the purposes of this opinion, assumed the genuineness and authenticity of all signatures on documents provided to us by the Company, and the authenticity of all documents and records submitted to us by the Company, including any copies thereof as being conforming to the originals thereof.

Based upon and subject to the foregoing qualifications expressed herein, we are of the opinion that the Shares to be issued by the Company and sold pursuant to the Registration Statement will be validly issued, fully paid, and non-assessable.

This opinion is being furnished to the Company solely in connection with the Company's filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit thereto. This opinion may not be relied upon, used by, or distributed to any person or entity for any purpose other than that expressly set forth herein without our prior express written consent.




                                                                Sincerely yours,

                                                               /s/ Laura Anthony
                                                               Laura E. Anthony,
                                                                    For the Firm

Exhibit 23.1


                CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



June 30, 2004

The Directors
Penn Biotech Inc.
16th Floor, 543 Granville Street
Vancouver, B.C.
V6C 1X8

Dear Sirs:

Re: Penn Biotech Inc.'s Registration Statement on Form S-8 dated on or about
    June 29, 2004

We consent to the use of our report dated January 31, 2003, except as to notes 2 (c)(d)(e) and 4 which is as of March 26, 2003 and note 6 which is as of November 5, 2003 with respect to the balance sheet as of December 31, 2002 and the related statements of operations, cash flows and shareholders' equity for the period from incorporation on October 23, 2002 to December 31, 2002 in the registration statement on Form S-8 of Penn Biotech Inc. for the registration of 5,675,000 shares of Penn Biotech Inc. common stock, of no par value per share.


Yours very truly,

/s/ Pannell Kerr Forster
Chartered Accountants

Vancouver, Canada
June 30, 2004

                                End of Filing